SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Amendment") dated effective as of the 1st day of April, 2023 (the "Effective Date"), is entered into by and between Hausmann Industries, Inc., a New Jersey corporation ("Landlord"), and Hausmann Enterprises, LLC, a Utah limited liability company ("Tenant").

Recitals

A. Landlord and Tenant entered into a Lease Agreement dated as of March 21, 2017 for certain real property and improvements located at 130 Union Street in Northvale, New Jersey (the "Premises"), which Lease Agreement was subsequently amended by an Amendment to Lease Agreement dated as of January 2018 (collectively, the "Lease").  The Primary Term of the Lease was two (2) years from the Lease Commencement Date.

B. Under the terms of the Lease, Tenant was granted two (2) Options to Extend the Lease for two (2) years each, together with one (1) additional Option to Extend the Lease for an additional period of five (5) years; provided the first two (2) Options to Extend were exercised by Tenant.

C. Tenant properly exercised the first two (2) Options to Extend and now desires to exercise its additional Option to Extend the Lease for an additional five (5) years (the "Current Option").

D. In connection with the exercise of the Current Option, Landlord and Tenant have mutually agreed to the "Fair Market Rent" that will apply to the five (5) year extension term.

E. Based on the foregoing, Landlord and Tenant now desire to amend the Lease to reflect the parties' agreement to the five (5) year extension term and the adjustment of the Base Rent for such extension term to the agreed Fair Market Rent as contemplated by the Lease.

NOW, THEREFORE in consideration of the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Amendments to Lease.

a. Extension of Lease Term.  The Lease term is hereby extended for a period of five (5) years, commencing April 1, 2023 (the "Extension Term").

b. Base Rent Adjustment.  Notwithstanding anything to the contrary set forth in the Lease, the initial Base Rent for the Extension Term shall be $720,000.00, payable in equal monthly installments, and subject to annual increases after the first Lease year of the Extension Term of two percent (2%) per year.

2. Miscellaneous Provisions.

a. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

b. Except as amended hereby, the Lease shall remain unchanged and in full force and affect.

c. This Amendment is binding upon and shall inure to the benefit of the parties, their successors, assigns, personal representatives, beneficiaries, executors, administrators, and heirs, as the case may be.

d. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and same instrument.  A signed copy of this Amendment delivered by facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

e. If any term or provision of this Amendment is invalid, illegal, or incapable of being enforced by virtue of any federal or state law, or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any of the parties to this Amendment. Upon such determination that any such term or provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

LANDLORD:

Hausmann Industries, Inc.,

a New Jersey corporation

By: /s/ David H. Hausmann

Name: David Hausmann

Title: CEO and Secretary of Hausmann Industries, Inc.

TENANT:

Hausmann Enterprises, LLC,

a Utah limited liability company

By: /s/ Brian Baker

Name: Brian Baker

Title: Chief Operating Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO LEASE AGREEMENT]